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                                                                     Exhibit 11





                               UNITED FOODS, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                  FOR THE THREE MONTHS                    FOR THE NINE MONTHS
                                                    ENDED NOVEMBER 30,                     ENDED NOVEMBER 30,
                                                --------------------------            ---------------------------
                                                   1996            1995                  1996             1995
                                                ----------      ----------            ----------       ----------
SHARES:

Weighted average number of common shares
   outstanding                                  10,809,929      11,471,926            10,809,929       11,688,654

Effect of shares issuable under option
   plan and warrants as determined by the
   treasury stock method                           246,967              (A)              287,688              (A)
                                                ----------      -----------           ----------       ----------

Weighted average number of common shares
   outstanding as adjusted                      11,056,896      11,471,926            11,097,617       11,688,654
                                                ==========      ==========            ==========       ==========

PER COMMON SHARE COMPUTATIONS:

Net Income (loss)                               $  570,000      $ (712,000)           $  694,000       $ (948,000)
                                                ==========      ==========            ==========       ==========

Net Income (loss)                               $      .05      $     (.06)           $      .06           $ (.08)
                                                ==========      ==========            ==========       ==========



(A) Not considered in computation as the effect would be anti-dilutive.


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